SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  January 6, 2006 (December 30, 2005)

Tri-S Security Corporation

(Exact name of registrant as specified in its charter)

Georgia	0-51148	30-0016962
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of		Identification
incorporation)		No.)

Royal Center One, 11675 Great Oaks Way, Suite 120, Alpharetta, Georgia		30022
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (678) 808-1540

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 30, 2005, Tri-S Security Corporation (the “Company”) and its subsidiaries (collectively, the “Borrower”) entered into an Amendment to Credit Agreement with LSQ Funding Group, L.C. and BRE LLC (together, the “Lender”), which amends the Credit Agreement between the Borrower and the Lender dated as of October 18, 2005 to modify certain affirmative covenants thereof and to permit the Borrower to incur debt to repay the term loans under the Credit Agreement.  In connection with entering into the Amendment to Credit Agreement, the Company also entered into an Amendment to Pledge Agreement which amends the Pledge Agreement dated as of October 18, 2005 between the Company and the Borrower.

The descriptions contained herein of the Amendment to Credit Agreement and the Amendment to Pledge Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such documents which are filed as Exhibits 99.1 and 99.2, respectively, to this Current Report and are incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired. None.

(b)	Pro Forma Financial Information. None.

(d)	Exhibits.

	99.1	Amendment to Credit Agreement, dated as of December 30, 2005, among the Company, its subsidiaries, LSQ Funding Group, L.C. and BRE LLC.

	99.2	Amendment to Pledge Agreement, dated as of October 19, 2005 but executed on December 30, 2005, among the Company, LSQ Funding Group, L.C. and BRE LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment to be signed on its behalf by the undersigned thereunto duly authorized.

TRI-S SECURITY CORPORATION

	By:	/s/ Ronald G. Farrell
Ronald G. Farrell, Chief Executive Officer

Dated: January 6, 2006

EXHIBIT INDEX

99.1	Amendment to Credit Agreement, dated as of December 30, 2005, among the Company, its subsidiaries, LSQ Funding Group, L.C. and BRE LLC.

99.2	Amendment to Pledge Agreement dated, as of October 19, 2005 but executed on December 30, 2005, among the Company, LSQ Funding Group, L.C. and BRE LLC.